Exhibit 23.1




                 CONSENT OF BEARD & COMPANY, INC.

     We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8, File No. 333-81509 and File No. 333-81511) of our report, dated January 21, 2000, relating to the consolidated financial statements of First Leesport Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999.


                              /s/ BEARD & COMPANY, INC.




Reading, Pennsylvania
April 5, 2000


04/06/00/SL1 58138v1/03002.013